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                             EXECUTIVE MANAGEMENT
                       INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated ____________, 19__, is made by and among Federal Data Corporation, a Delaware corporation ("FDC") and _________________________, an employee of FDC (or one of its Subsidiaries, as defined herein), hereinafter referred to as "Optionee":

         WHEREAS, FDC wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Voting Common Stock; and

         WHEREAS, FDC wishes to carry out the Stock Option Plan for Executive and other Key Employees of Federal Data Corporation and its Subsidiaries (the "Plan") (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

         WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of FDC and its shareholders and Subsidiaries to grant the Incentive Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of FDC (or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has advised FDC thereof and instructed the undersigned officers to issue said Option;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

         Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

SECTION 1.1 - CASH FLOW FOR DEBT AMORTIZATION; CUMULATIVE CASH FLOW FOR DEBT AMORTIZATION;

         "Cash Flow for Debt Amortization" for a given period shall mean the consolidated free cash flow of FDC available for, or used for, principal repayments of debt,


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excluding the proceeds of lease or debt financings entered into without the creation of an offsetting lease or receivable asset. "Cumulative Cash Flow for Debt Amortization" as of a given date means the total of Cash Flow for Debt Amortization from and after January 1, 1996 through that date.

SECTION 1.2 - CASH FLOW FOR DEBT AMORTIZATION TARGET; CUMULATIVE CASH FLOW FOR DEBT AMORTIZATION TARGET

         "Cash Flow for Debt Amortization Target" and "Cumulative Cash Flow for Debt Amortization Target" for a period shall be as set forth in Appendix A to this Agreement, subject to the provisions of Section 4.6.

SECTION 1.3 - EBITDA; CUMULATIVE EBITDA

         "EBITDA" for a given period shall mean earnings before interest on recourse debt, taxes, depreciation, amortization expenses and the compensation expense related to the grant or exercise of Options, as reflected on FDC's audited consolidated financial statements for such period. "Cumulative EBITDA" as of a given date means the total of EBITDA from and after January 1, 1996 through that date.

SECTION 1.4 - EBITDA TARGET; CUMULATIVE EBITDA TARGET

         "EBITDA Target" and "Cumulative EBITDA Target" for a period shall be as set forth in Appendix A of this Agreement, subject to the provisions of
Section 4.6.

SECTION 1.5 - OPTION

         "Option" shall mean the Incentive Stock Option to purchase Voting Common Stock granted under this Agreement.

SECTION 1.6 - PLAN

         "Plan" shall mean the Stock Option Plan for Executive and Other Key Employees of Federal Data Corporation and its Subsidiaries.

                                      ARTICLE II

                                   GRANT OF OPTION


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SECTION 2.1 - GRANT OF OPTION

         In consideration of the Optionee's agreement to remain in the employ of FDC or one of its Subsidiaries and for other good and valuable consideration, on the date hereof FDC irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of ________ shares of Voting Common Stock upon the terms and conditions set forth in the Plan and this Agreement.

SECTION 2.2 - OPTION SUBJECT TO PLAN

         The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

SECTION 2.3 - OPTION PRICE

         The purchase price of the shares of Voting Common Stock covered by the Option shall be [$10.00] per share without commission or other charge.

                                     ARTICLE III

                                    EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

    Subject to Section 3.3,

         (a) 30% of the Option shall become exercisable in five equal and cumulative installments as follows:

              (i) The first installment shall consist of six percent of the shares covered by such Option and shall become exercisable on December 31, 1996;

             (ii) The second installment shall consist of six percent of the shares covered by such Option and shall become exercisable on December 31, 1997;

            (iii) The third installment shall consist of six percent of the shares covered by such Option and shall become exercisable on December 31, 1998;


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             (iv)  The fourth installment shall consist of six percent of the shares covered by such Option and shall become exercisable on December 31, 1999; and

              (v) The fifth installment shall consist of six percent of the shares covered by such Option and shall become exercisable on December 31, 2000.

         (b) (i) An installment consisting of 7% of the shares covered by the Option shall be eligible to become exercisable within 90 days following the December 31 of each year 1996 through 2000 and shall in fact become exercisable if (i) the Cash Flow for Debt Amortization for the fiscal year ending on such December 31 equals or exceeds 50% of the Cash Flow for Debt Amortization Target for such fiscal year, and (ii) the Cumulative Cash Flow for Debt Amortization for the fiscal year ending on such December 31 equals or exceeds the Cumulative Cash Flow for Debt Amortization Target for such fiscal year.

             (ii) If the Cash Flow for Debt Amortization for any fiscal year is at least 75% of the Cash Flow for Debt Amortization Target for such fiscal year but the Cumulative Cash Flow for Debt Amortization for such fiscal year is less than the Cumulative Cash Flow for Debt Amortization Target for such fiscal year, the portion of the Option that did not become exercisable pursuant to the provisions of Sections 3.1(b)(i) on the date first eligible shall become exercisable within 90 days of the first December 31 thereafter as of which the Cumulative Cash Flow for Debt Amortization equals or exceeds the Cumulative Cash Flow for Debt Amortization Target, provided that no portion of the Option shall become exercisable after [March 31/April 30, 2001].

            (iii) Any installment which does not become exercisable pursuant to Section 3.1(b)(i) and which is not eligible to become exercisable pursuant to Section 3.1(b)(ii) shall be cancelled and expire as of the first date on which such installment was eligible to become exercisable.

         (c) (i) An installment consisting of 7% of the shares covered by the Option shall be eligible to become exercisable within 90 days following the December 31 of each year 1996 through 2000 and shall in fact become exercisable if (i) the EBITDA for the fiscal year ending on such December 31 equals or exceeds 50% of the EBITDA Target for such fiscal year, and
    (ii) the Cumulative EBITDA for the fiscal year ending on such December 31 equals or exceeds the Cumulative EBITDA Target for such fiscal year.


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             (ii)  If the EBITDA for any fiscal year is at least 75% of the
    EBITDA Target for such fiscal year but the Cumulative EBITDA for such fiscal year is less than the Cumulative EBITDA Target for such fiscal year, the portion of the Option that did not become exercisable pursuant to the provisions of Sections 3.1(c)(i) on the date first eligible shall become exercisable within 90 days of the first December 31 thereafter as of which the Cumulative EBITDA equals or exceeds the Cumulative EBITDA Target, provided that no portion of the Option shall become exercisable after [March 31/April 30, 2001].

            (iii) Any installment which does not become exercisable pursuant to Section 3.1(c)(i) and which is not eligible to become exercisable pursuant to Section 3.1(c)(ii) shall be cancelled and expire as of the first date on which such installment was eligible to become exercisable.

         (d) Within 90 days of each December 31, the Committee shall certify whether the respective Cash Flow for Debt Amortization Targets, Cumulative Cash Flow for Debt Amortization Targets, EBITDA Targets and Cumulative EBITDA Targets have been met, and shall determine the extent to which the Option has become exercisable.

         (e) Any installment that does not become exercisable on or prior to [March 31/April 30, 2001] shall thereupon be cancelled and expire.

         (f) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

SECTION 3.2 - DURATION OF EXERCISABILITY

         The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

SECTION 3.3 - EXPIRATION OF OPTION

         (a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

              (i) The expiration of ten years from the date the Option was granted; or

              (ii) In the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than


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    10% of the total combined voting power of all classes of stock of FDC or any Subsidiary corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

            (iii) Except as the Committee may approve, the date of the Optionee's Termination of Employment for any reason other than death or disability (as defined in Section 22(e)(3) of the Code); or

             (iv) In the case of an Optionee whose Termination of Employment is by reason of his or her disability (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months from the date of the Optionee's Termination of Employment, unless the Optionee dies within said 12 month period, in which case the Option shall cease to be exercisable upon the expiration of 180 days from the date of the Optionee's death; or

              (v) The expiration of 180 days from the date of the Optionee's death.

SECTION 3.4 - PARTIAL EXERCISE

         Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than ____________ (__) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

SECTION 3.5 - EXERCISE OF OPTION

         The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

SECTION 3.6 - SPECIAL TAX CONSEQUENCES

         The Optionee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other stock option plans of FDC, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be treated and taxable as non-qualified options. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking


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options into account in the order in which they were granted, and the stock certificate issued upon exercise of options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option. For purposes of these rules, the fair market value of stock shall be determined as of the date of grant of the applicable option covering such stock.

                                      ARTICLE IV

                                   OTHER PROVISIONS

SECTION 4.1 - NOT A CONTRACT OF EMPLOYMENT

         Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of FDC or any of its Subsidiaries or shall interfere with or restrict in any way the rights of FDC or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.2 - SHARES SUBJECT TO PLAN AND HOLDERS' AGREEMENT

         The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Holders' Agreement including without limitation, the restrictions set forth in Sections 5.5, 5.6 and 5.7 of the Plan.

SECTION 4.3 - CONSTRUCTION

         This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

SECTION 4.4 - CONFORMITY TO SECURITIES LAWS

         The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.

         Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

SECTION 4.5 - SHAREHOLDER APPROVAL


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         The Plan will be submitted for approval by FDC's shareholders within twelve months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the shareholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void. FDC shall take such actions as may be necessary to satisfy any applicable requirements of Rule 16b-3(b).

SECTION 4.6 - ADJUSTMENTS IN CASH FLOW FOR DEBT AMORTIZATION AND EBITDA TARGETS

         The Cash Flow for Debt Amortization Targets and EBITDA Targets (including the Cumulative Cash Flow for Debt Amortization Targets and Cumulative EBITDA Targets) specified in Appendix A are based upon certain revenue and expense assumptions about the future business of FDC and its Subsidiaries as of the date the Option is granted. Accordingly, in the event that, after such date, the Committee determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Voting Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Voting Common Stock or other securities of FDC, issuance of warrants or other rights to purchase Voting Common Stock or other securities of FDC, any unusual or nonrecurring transactions or events affecting FDC, any affiliate of FDC, or the financial statements of FDC or any affiliate, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the financial targets set forth on Appendix A to reflect the projected effect of such transaction(s) or event(s) on Cash Flow for Debt Amortization and/or EBITDA, subject to Sections 7.1(e) and 7.2 of the Plan.

                               [signature page follows]


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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                       Federal Data Corporation


                                       By
                                          ---------------------------
                                                   President

                                       By
                                          ---------------------------
                                                   Secretary



----------------------------
         Optionee

----------------------------

----------------------------
         Address

Optionee's Taxpayer
Identification Number:

----------------------------


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                                   APPENDIX A


                        INCENTIVE STOCK OPTION AGREEMENT



                          CASH FLOW AND EBITDA TARGETS

                                  ($ Millions)


                                           Fiscal Year Ending December 31

                                       1996     1997    1998    1999     2000
                                       ----     ----    ----    ----     ----
Cash Flow for Debt Amortization
Target                                 $9.1    $10.6    $14.0   $16.9    $19.7

Cumulative Cash Flow for Debt
Amortization Target                    $9.1    $19.7    $33.7   $50.6    $70.3

EBITDA Target                         $18.8    $21.2    $26.6   $30.0    $30.0

Cumulative EBITDA Target              $18.8    $40.0    $66.6   $96.6    $126.6


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